Exhibit 10.1

FORM OF VOTING SUPPORT AGREEMENT

THIS AGREEMENT is made as of •, 2022

BETWEEN:

•	(the “Shareholder”)

- and -

CRESCO LABS INC., a company incorporated under the laws of the Province of British Columbia (“Purchaser”).

RECITALS:

WHEREAS, the Purchaser proposes to acquire all of the issued and outstanding common shares and proportionate voting shares (the “Purchased Securities”) of Columbia Care Inc. (the “Company”) in exchange for consideration consisting of 0.5579 of a subordinate voting share of the Purchaser for each common share of the Company, subject to adjustment as set forth in the Arrangement Agreement (the “Consideration”) by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia) to be completed pursuant to the terms of an arrangement agreement (the “Arrangement Agreement”) to be entered into between the Purchaser and the Company, substantially in the form of the draft arrangement agreement provided to the Shareholder;

AND WHEREAS, the Shareholder is the beneficial owner, directly or indirectly, of the Subject Securities listed in Schedule “A” hereto;

AND WHEREAS, the Shareholder believes it will derive benefit from the Arrangement and wishes to confirm its support for the Arrangement;

AND WHEREAS this Agreement sets out, among other things, the terms and conditions of the agreement of the Shareholder to abide by the covenants in respect of the Subject Securities and the other restrictions and covenants set forth herein;

AND WHEREAS the Shareholder acknowledges that the Purchaser would not enter into the Arrangement Agreement but for the execution and delivery of this Agreement by the Shareholder;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, including the recitals, the following terms have the following meanings:

“Acquisition Proposal” has the meaning ascribed thereto in Section 3.1(c);

“affiliate” has the meaning specified in National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators;

“Agreement” means this voting support agreement dated as of the date hereof between the Shareholder and the Purchaser, as it may be amended, modified or supplemented from time to time in accordance with its terms;

“Alternative Transaction” has the meaning ascribed thereto Section 3.2 hereof;

“Arrangement” has the meaning ascribed thereto in the recitals hereof;

“Arrangement Agreement” has the meaning ascribed thereto in the recitals hereof;

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are generally closed for business in Toronto, Ontario, Vancouver, British Columbia, New York, New York or Chicago, Illinois;

“Closing” means the closing of the transactions contemplated by the Arrangement Agreement;

“Company” has the meaning ascribed thereto in the recitals hereof;

“Company Circular” means the notice of meeting and accompanying management information circular of the Company, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to the Company Shareholders in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Arrangement Agreement;

“Company Meeting” means the special meeting of the Company Shareholders to be called and held to consider and, if deemed appropriate, approve the Arrangement;

“Company Shareholders” means collectively, the holders of common shares and the proportionate voting shares of the Company;

“Consideration” has the meaning ascribed thereto in the recitals hereof;

“Expiry Time” has the meaning ascribed thereto in Section 3.1(b);

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange, including the Canadian Securities Exchange or the NEO Exchange Inc.

“Notice” has the meaning ascribed thereto in Section 4.8;

“Parties” means the Shareholder and the Purchaser and “Party” means any one of them;

“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status;

“Purchased Securities” has the meaning ascribed thereto in the recitals hereof;

“Purchaser” has the meaning ascribed thereto in the preamble hereof;

“Shareholder” has the meaning ascribed thereto in the preamble hereof;

“Subject Securities” includes all Purchased Securities beneficially owned or over which control or direction is exercised, directly or indirectly, by the Shareholder as of the date hereof, and any Purchased Securities acquired or over which ownership, control or direction is acquired by the Shareholder after the date hereof, including Purchased Securities acquired as a result of any exercise or conversion of securities exercisable for or convertible into Purchased Securities, and all shares or other securities into or for which such Purchased Securities may be converted, exchanged or otherwise changed including, without limitation, Purchased Securities received or to be received pursuant to any arrangement, reorganization, merger, amalgamation or other transaction involving the Company or any Subsidiary of the Company prior to the acquisition of the Purchased Securities by the Purchaser under the Arrangement; and

“Subsidiary” has the meaning specified in National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.

1.2	Gender and Number

Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

1.3	Currency

All references to dollars or to $ are references to Canadian dollars.

1.4	Headings.

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenient reference only and do not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.

1.5	Date for any Action

A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. (Toronto time) on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. (Toronto time) on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Agreement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding Business Day.

1.6	Governing Law

This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of British Columbia and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

1.7	Incorporation of Schedules

Schedule “A” attached hereto, for all purposes hereof, forms an integral part of this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Shareholder

The Shareholder represents and warrants to the Purchaser (and acknowledges that the Purchaser is relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) that:

(1)	The Shareholder, if the Shareholder is not a natural Person, is a corporation or other entity validly existing under the laws of the jurisdiction of its incorporation.

(2)

The Shareholder, if the Shareholder is not a natural Person, has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other applicable laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(3)

As at the date hereof, the Shareholder beneficially owns and exercises control or direction over all of the Subject Securities set forth opposite its name in Schedule “A” hereto. At and immediately prior to the closing of the transactions contemplated by the Arrangement Agreement (the “Closing”) and at all times between the date hereof and the Closing, the Shareholder will beneficially own and control or direct, directly or indirectly, all of the Subject Securities, other than those Subject Securities that the Shareholder may sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option or otherwise dispose of any right or interest in compliance with Section 3.1(a)(i). Other than the Subject Securities, neither the Shareholder nor any of its affiliates, beneficially own, or exercise control or direction over any additional securities, or any securities exercisable for, convertible into or exchangeable for any additional securities of the Company or any of its affiliates.

(4)

As at the date hereof, the Shareholder is, and immediately prior to the time at which the Subject Securities are acquired by the Purchaser under the Arrangement or an Alternative Transaction, the Shareholder will be, the sole beneficial owner of the Subject Securities, with good and marketable title thereto, free and clear of all liens and other encumbrances, other than those Subject Securities that the Shareholder may sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option or otherwise dispose of any right or interest in compliance with Section 3.1(a)(i).

(5)	The Shareholder has the sole right to sell and vote or direct the sale and voting of the Subject Securities, to the extent such Subject Securities carry a right to vote.

(6)

No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities or any interest therein or right thereto, except the Purchaser pursuant to this Agreement or the Arrangement Agreement.

(7)

No material consent, approval, order or authorization of, or declaration or filing with, any Person is required to be obtained by the Shareholder in connection with the execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of its obligations under this Agreement, other than those that are contemplated by the Arrangement Agreement.

(8)

None of the Subject Securities is subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of the Company’s securityholders or give consents or approvals of any kind, except this Agreement or as will be contemplated by the Arrangement Agreement.

(9)

None of the execution and delivery by the Shareholder of this Agreement or the completion of the transactions contemplated hereby or the compliance by the Shareholder with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of the Shareholder (if the Shareholder is not a natural Person); (ii) any contract to which the Shareholder is a party or by which the Shareholder is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable law.

2.2	Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Shareholder (and acknowledges that the Shareholder is relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) that:

(1)

The Purchaser is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other applicable laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(2)

None of the execution and delivery by the Purchaser of this Agreement or the compliance by the Purchaser with the Purchaser’s obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of the Purchaser; (ii) any contract to which the Purchaser is a party or by which the Purchaser is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable law.

(3)

No material consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement, the performance by the Purchaser of its obligations under this Agreement and the consummation by the Purchaser of the Arrangement, other than those which are contemplated by the Arrangement Agreement.

(4)

There are no claims, actions, suits, audits, proceedings, investigations or other actions pending against, or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any of its properties that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Purchaser’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement or the Arrangement Agreement.

ARTICLE 3

COVENANTS

3.1	Covenants of the Shareholder

(1)

The Shareholder hereby covenants with the Purchaser that from the date of this Agreement until the termination of this Agreement in accordance with its terms (the “Expiry Time”), the Shareholder will not, without having first obtained the prior written consent of the Purchaser:

(a)

sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option or otherwise dispose of any right or interest in any of the Subject Securities or tender any of the Subject Securities to a take-over bid or enter into any agreement, arrangement, commitment or understanding in connection therewith, other than (A) pursuant to the Arrangement or an Alternative Transaction, (B) any exercise, conversion or exchange of securities exercisable, convertible or exchangeable for Purchased Securities in accordance with their terms (including, for greater certainty, any conversion of proportionate voting shares of the Company in exchange for common shares of the Company), (C) to one or more of a parent, spouse, child or grandchild of, or a corporation, partnership, limited liability company or other entity controlled by, the Shareholder or a trust or account (including an RRSP, RESP, RRIF or similar account) existing for the benefit of such Person or entity, and (D) transfers of Subject Securities for the sole purpose of paying taxes that become due and payable upon the vesting of an equity incentive held by the Shareholder at the closing of the Arrangement, provided that the Shareholder has sold all of the free trading subordinate voting shares of the Purchaser received by the Shareholder upon closing of the Arrangement and the proceeds of such sales are insufficient to pay such taxes; and provided further that the Shareholder provides notice to the Purchaser of the number of Subject Securities sold pursuant to this exemption, provided that in the case of (A), (B) and (C), and for greater certainty, any Subject Securities acquired as a result thereof shall remain Subject Securities and subject to the terms and conditions of this Agreement and any such transferee shall agree in writing with the Purchaser to be bound hereby and, in the case of a corporation, partnership, limited liability company or other entity controlled by, the Shareholder, provided that such entity remains controlled by the Shareholder until the Expiry Time;

(b)

other than as set forth herein, grant or agree to grant any proxies or powers of attorney, deliver any voting instruction form, deposit any Subject Securities into a voting trust or pooling agreement, or enter into a voting agreement, commitment, understanding or arrangement, oral or written, with respect to the voting of any Subject Securities; or

(c)	requisition or join in the requisition of any meeting of any of the securityholders of the Company for the purpose of considering any resolution.

(2)

The Shareholder hereby covenants, undertakes and agrees from time to time, until the Expiry Time, to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all of the Subject Securities (to the extent they carry a right to vote):

(a)

at any meeting of any of the securityholders of the Company at which the Shareholder or any registered or beneficial owner of the Subject Securities is entitled to vote, including the meeting of Company Shareholders to be called to approve the Arrangement; and

(b)

in any action by written consent of the securityholders of the Company, in favour of the approval, consent, ratification and adoption of the resolution approving the Arrangement and the transactions contemplated by the Arrangement Agreement (and any actions required for the consummation of the transactions contemplated by the Arrangement Agreement). In connection with the foregoing, subject to this Section 3.1(b), the

Shareholder hereby agrees to deposit and to cause any beneficial owners of Subject Securities eligible to be voted to deposit a proxy, or voting instruction form, as the case may be, duly completed and executed in respect of all of its Subject Securities (to the extent that they carry the right to vote) as soon as practicable following the mailing of the Company Circular and in any event at least five Business Days prior to the meeting of Company Shareholders to be called to approve the Arrangement and as far in advance as practicable of every adjournment or postponement thereof, voting all such Subject Securities (to the extent that they carry the right to vote) in favour of the resolution approving the Arrangement. The Shareholder hereby agrees that it will not take, nor permit any Person on its behalf to take, any action to withdraw, revoke, change, amend or invalidate any proxy or voting instruction form deposited pursuant to this Agreement notwithstanding any statutory or other rights or otherwise which the Shareholder might have unless this Agreement has at such time been previously terminated in accordance with Section 4.1. The Shareholder will provide copies of each such proxy or voting instruction form (or screen shots evidencing electronic voting thereof) referred to above to the Purchaser at the address below concurrently with its delivery as provided for above.

(3)

The Shareholder hereby covenants, undertakes and agrees from time to time, until the Expiry Time, to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all of the Subject Securities (to the extent that they carry the right to vote) against any proposed action by the Company, any Company Shareholder, any of the Company’s Subsidiaries or any other Person (or group of Persons) other than the Purchaser: (i) in respect of (a) any sale, disposition, alliance or joint venture (or any lease, long-term supply agreement or other arrangement having the same economic effect as the foregoing), direct or indirect, in a single transaction or a series of related transactions, of assets representing 20% or more of the consolidated assets or contributing 20% or more of the consolidated revenue of the Company and its Subsidiaries or of 20% or more of the voting or equity securities of the Company or any of its Subsidiaries (or rights or interests in such voting or equity securities); (b) any direct or indirect take-over bid, exchange offer, treasury issuance or other transaction that, if consummated, would result in such Person or group of Persons beneficially owning 20% or more of any class of voting, equity or other securities of the Company or any of its Subsidiaries (including securities convertible or exercisable or exchangeable for voting, equity or other securities of the Company or any of its Subsidiaries); (c) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or exclusive license involving the Company or any of its Subsidiaries; or (d) any other similar transaction or series of transactions involving the Company or any of its Subsidiaries that requires the approval of Company Shareholders under applicable law, other than the Arrangement or an Alternative Transaction (collectively, an “Acquisition Proposal”); or (ii) which would reasonably be regarded as being directed towards or likely to prevent or delay the successful completion of the Arrangement, including without limitation any amendment to the articles or by-laws of the Company or any of its Subsidiaries or their respective corporate structures or capitalization.

(4)

Until the Expiry Time, subject to Section 4.5 (if applicable), the Shareholder will not, in its capacity as such, and will ensure that its affiliates do not, directly or indirectly, through any officer, director, employee, representative or agent or otherwise:

(a)	solicit, initiate or knowingly facilitate any proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal.

(b)

solicit proxies or become a participant in or act jointly or in concert with any person in connection with a solicitation in opposition to or competition with the Purchaser’s proposed purchase of the Purchased Securities as contemplated by the Arrangement;

(c)

participate in any discussions or negotiations with any Person (other than the Purchaser) regarding any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an Acquisition Proposal; or

(d)	accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding regarding any Acquisition Proposal.

(5)

The Shareholder will not: (i) exercise any dissent rights in respect of the Arrangement; (ii) contest in any way the approval of the Arrangement by any Governmental Entity; or (iii) take any other action of any kind, in each case which would reasonably be regarded as likely to materially delay or interfere with the completion of, the transactions contemplated by the Arrangement Agreement.

(6)	The Shareholder hereby consents to:

(a)

details of this Agreement being set out in any press release, information circular, including the Company Circular, and court documents produced by the Company, the Purchaser or any of their respective affiliates in connection with the transactions contemplated by this Agreement and the Arrangement Agreement; and

(b)

this Agreement being made publicly available, including by filing on the System for Electronic Document Analysis and Retrieval (SEDAR) operated on behalf of the Canadian provincial securities regulators.

(7)

Except as required by applicable law or stock exchange requirements, the Shareholder will not, and will ensure that their affiliates and representatives do not, make any public announcement with respect to the transactions contemplated herein or pursuant to the Arrangement Agreement without the prior written approval of the Purchaser.

3.2	Alternative Transaction

In the event that, in lieu of the Arrangement, the Purchaser seeks to complete the acquisition of the Purchased Securities other than as contemplated by the Arrangement Agreement on a basis that (a) provides for economic terms which, in relation to the Shareholder, on an after-tax basis, are at least equivalent to or better than those contemplated by the Arrangement Agreement, (b) would not likely result in a material delay or time to completion of the Arrangement, and (c) is otherwise on terms and conditions not materially more onerous on the Shareholder than the Arrangement (including any take-over bid) (any such transaction, an “Alternative Transaction”), then during the term of this Agreement the Shareholder may, on its own accord, and shall, upon written request of the Purchaser, support the completion of such Alternative Transaction in the same manner as the Arrangement in accordance with the terms and conditions of this Agreement mutatis mutandis, including by (A) depositing or causing the deposit of its Subject Securities (including any Purchased Securities issuable upon the exercise, conversion or exchange of securities exercisable for, convertible into or exchangeable for Purchased Securities) into an Alternative Transaction conducted by way of a take-over bid made by the Purchaser or an affiliate of Purchaser and not withdrawing them, and/or (B) voting or causing to be voted all of the Subject Securities (to the extent that they carry the right to vote) in favour of, and not dissenting from, such Alternative Transaction proposed by the Purchaser.

3.3	Covenants of the Purchaser

The Purchaser hereby covenants with the Shareholder that from the date of this Agreement until the Expiry Time, it shall take all steps required of it under the Arrangement Agreement to cause the Arrangement to occur in accordance with the terms of and subject to the conditions set forth in the Arrangement Agreement.

ARTICLE 4

GENERAL

4.1	Termination

This Agreement shall terminate and be of no further force or effect upon the earliest to occur of:

(1)	the mutual agreement in writing of the Parties;

(2)

written notice by the Shareholder to the Purchaser if, without the prior written consent of the Shareholder, the Arrangement Agreement is amended to change the amount or form of consideration payable pursuant to the Arrangement (other than to increase the total Consideration and/or to add additional consideration); provided that at the time of such termination, the Shareholder has not breached this Agreement in any material respect and is not in material default in the performance of its obligations under this Agreement;

(3)

the Arrangement Agreement has been terminated in accordance with its terms, including, without limitation, where the Arrangement Agreement is terminated in connection with the acceptance by the Company of a Superior Proposal pursuant to Section 5.4 thereof; and

(4)	the acquisition of the Subject Securities by the Purchaser.

4.2	Time of the Essence

Time is of the essence in this Agreement.

4.3	Effect of Termination

If this Agreement is terminated in accordance with the provisions of Section 4.1, no Party will have any further liability to perform its obligations under this Agreement except as expressly contemplated by this Agreement, and provided that neither the termination of this Agreement nor anything contained in Section 4.1 will relieve any Party from any liability for any breach by such Party of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by such Party of its covenants made herein.

4.4	Equitable Relief

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive and other equitable relief to prevent breaches of this Agreement, and to enforce compliance with the terms of this Agreement without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at law or in equity.

4.5	Fiduciary Duty

Notwithstanding anything to the contrary herein, nothing herein shall restrict or limit any director or officer of the Company from taking any action in the discharge of his or her fiduciary duty as a director or officer of the Company or that is otherwise permitted by, and done in compliance with, the terms of the Arrangement Agreement. The Purchaser further hereby agrees that the Shareholder is not making any agreement or understanding herein in any capacity other than in the capacity as beneficial owner of the Subject Securities.

4.6	Waiver; Amendment

Each party hereto agrees and confirms that any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the Parties or in the case of a waiver, by the Party against whom the waiver is to be effective. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision (whether or not similar).

4.7	Entire Agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto. For greater certainty, the letter agreement entered into in anticipation of entering into this Agreement remains in full force and effect.

4.8	Notices

Any notice, direction or other communication given regarding the matters contemplated by this Agreement (each a “Notice”) must be in writing, sent by personal delivery, courier or electronic mail and addressed:

(1)	if to the Purchaser at:

Cresco Labs Inc.

400 W. Erie St.

Suite 300

Chicago, Illinois 60654

Attention: Charles Bachtell

Telephone: [REDACTED – personal identifying information]

Email: [REDACTED – personal identifying information]

with a copy (which shall not constitute notice) to:

Bennett Jones LLP

Suite 3400, 100 King Street West

Suite Toronto, Ontario

M5X 1A4

Attention: Aaron Sonshine

Telephone: (416) 777-6448

Email: sonshinea@bennettjones.com

(2)	to the Shareholder, at the address set out at Schedule “B” hereto.

Any Notice is deemed to be given and received: (i) if sent by personal delivery or same day courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:30 p.m. (local time in place of receipt) and otherwise on the next Business Day, (ii) if sent by overnight courier, on the next Business Day, or (iii) if sent by email, on the same Business Day that it was sent if the recipient acknowledged receipt prior to 4:30 p.m. (Toronto time), and otherwise, the next Business Day. A Party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any subsequent Notice must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a Notice will be assumed not to be changed. Sending a copy of a Notice to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice to that Party. The failure to send a copy of a Notice to a Party’s legal counsel does not invalidate delivery of that Notice to such Party.

4.9	Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.10	Successors and Assigns

The provisions of this Agreement will be binding upon and enure to the benefit of the parties hereto and their respective heirs, administrators, executors, legal representatives, successors and permitted assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Party hereto.

4.11	Independent Legal Advice

Each of the Parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.

4.12	Further Assurances

The parties hereto will, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

4.13	Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by electronic transmission) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed electronic copy of this Agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Signature Pages to Follow]

IN WITNESS OF WHICH the Parties have executed this Agreement as at the date first above written.

CRESCO LABS INC.

Per:
Name: Title:

Per:
Name: •

SCHEDULE “A”

OWNERSHIP OF SECURITIES OF THE COMPANY

Name	Number of Company Common Shares	Number of Company Restricted Share Units	Number of Company Performance Share Units	Number of Company Proportionate Voting Shares
•	•	•	•	•